Exhibit 4.5

PUT OPTION AGREEMENT

This Put Option Agreement (the “Agreement”) is made as of the 16th day of May, 2024 by and among COREWEAVE, INC., a Delaware corporation (the “Company”) and the Investors listed on Schedule A. The Company and Investors are each hereafter, from time to time, referred to as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, each Investor has entered into that certain Amended and Restated Series C Preferred Stock Purchase Agreement, of even date herewith (as amended from time to time, the “Purchase Agreement”), pursuant to which the Investors have agreed to purchase shares of the Series C Preferred Stock.

WHEREAS, it is a condition to each Investor’s investment in the Company under the Purchase Agreement that the Company enter into this Agreement with the Investors.

NOW THEREFORE, the Parties agree as follows:

1. Definitions.

1.1 “Accumulated Stated Value” has the meaning ascribed to such term in the Restated Certificate.

1.2 “Affiliate” shall mean with respect to any specified Person, (a) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, (b) any investment fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person or (c) any direct or indirect stockholder, limited partner, member or other equityholder of any such Person or any other Person described in clause (a) or (b); provided, however, that (i) the Company and its subsidiaries, on the one hand, and each of the Purchaser Parties (as defined in the Purchase Agreement) or any of their respective Affiliates, on the other hand, shall not be deemed to be Affiliates of one another, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which a Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties (as defined in the Purchase Agreement) shall not be deemed to be Affiliates of the Purchaser Parties, the Company or any of the Company’s subsidiaries.

1.3 “Change of Control” shall mean, (i) prior to an IPO, a Deemed Liquidation Event (as defined in the Restated Certificate) and (ii) following an IPO, (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company or (b) clauses (a) and (b) of the definition of “Deemed Liquidation Event” as set forth in the Restated Certificate.

1.4 “Common Stock” shall mean shares of Class A Common Stock of the Company, par value $0.0001 per share.

1.5 “Investor Put Notice” shall mean written irrevocable notice from an Investor notifying the Company that such Investor will exercise the Pre-IPO Put Right or Post-IPO Put Right, as applicable, which notice shall include the number of Subject Shares such Investor will sell to the Company on the Put Date or Public Sale Date, as applicable.

1.6 “Investors” shall mean the Persons named on Schedule A hereto, each Person to whom the rights of an Investor are assigned pursuant to Section 7.9, each Person who hereafter becomes a signatory to this Agreement pursuant to Section 7.11 and any one of them, as the context may require.

1.7 “IPO” shall mean the Company’s first marketed underwritten public offering of Class A Common Stock or other common equity securities under the Securities Act.

1.8 “Lead Investor” shall mean Coatue Tactical Solution PS Holdings AIV 8 LP.

1.9 “Lien” shall mean all mortgages, liens, pledges, claims, charges, security interests or encumbrances of any kind (other than those under applicable securities laws, this Agreement or the Company’s Bylaws).

1.10 “Market Disruption Event” shall mean, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

1.11 “Notice Period” shall mean any time during the forty-five (45) day period that ends on the date that is fifteen (15) days immediately prior to: (i) with respect to the Pre-IPO Put Right, the Put Date, and (ii) with respect to the Post-IPO Put Right, the Public Sale Date.

1.12 “Permitted Transfer” shall mean a Transfer to (a) an Affiliate of an Investor or (b) private placement to a third-party purchaser (the “Direct Purchaser”); provided, that, in the case of a ROFR Transaction (as defined below), the applicable Investor has complied with Section 5 prior to consummation of such ROFR Transaction (as defined below); provided, further that, if Section 5 is not complied with by such Investor, such ROFR Transaction shall not constitute a Permitted Transfer, and the Series C Rights shall terminate with respect to the Subject Shares that are Transferred to the Direct Purchaser.

1.1 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.13 “Public Sale Date” shall mean the earlier to occur of (a) the Put Date and (b) the second anniversary of the first Trading Day in connection with the IPO.

1.14 “Put Date” shall mean August 15, 2029.

1.15 “Put Price” shall mean the Accumulated Stated Value of the Series C Preferred Stock on a per share basis as of the Put Date.

1.16 “Put Termination Event” shall mean, with respect to a given Subject Share, (a) the Transfer (other than a Permitted Transfer) of such Subject Share on the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided, that, for the avoidance of doubt, a Put Termination Event shall not

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apply to any Subject Shares not Transferred by the selling Investor, or (b) if at any point following the IPO and on or prior to the Public Sale Date, the Company’s Common Stock has a twenty (20) day volume-weighted average price throughout any consecutive thirty (30) Trading Day period commencing after the Lead Investor is not subject to a contractual lock-up agreement of at least one hundred seventy-five percent (175%) of the Series C OIP at the time of conversion of the Series C Preferred Stock to Common Stock in connection with the IPO.

1.17 “Restated Certificate” shall mean the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended from time to time.

1.18 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.19 “Series C Majority” has the meaning ascribed to such term in the Restated Certificate.

1.20 “Series C OIP” shall mean the Original Issue Price (as defined in the Restated Certificate) of the Series C Preferred Stock.

1.21 “Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company, par value $0.0001 per share.

1.22 “Subject Shares” shall mean the Series C Preferred Stock, and any such shares of Common Stock that are issued upon conversion of the Series C Preferred Stock.

1.23 “Trading Day” shall mean any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event.

1.24 “Transfer” or “Transferred” shall mean any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Subject Shares.

2. Put Rights.

2.1 Pre-IPO Put Right. If an IPO has not occurred on or prior to the Put Date, each Investor shall have the right, but not the obligation, to require the Company to purchase any or all of its then-outstanding Subject Shares (the “Pre-IPO Put Right”) on the Put Date. The Pre-IPO Put Right may be exercised by any Investor with respect to its then outstanding Subject Shares by delivery of an Investor Put Notice to the Company during the Notice Period. The price per Subject Share payable by the Company to the Investor pursuant to the Pre-IPO Put Right shall equal the Put Price, and such amount per share shall be payable no later than fifteen (15) days after the Put Date as set forth in Section 2.5 (the date of payment, the “Pre-IPO Put Payment Date”). In connection with any Change of Control prior to an IPO, unless the Company redeems all of the outstanding Subject Shares or (i) the holders of Series C Preferred Stock are paid out of the consideration payable to stockholders in such Change of Control the Series C Liquidation Amount (as defined in the Restated Certificate) in accordance with the Restated Certificate, or (ii) the holders of shares of Common Stock issued pursuant to a conversion of the Series C Preferred Stock are paid out of the consideration payable to stockholders in such Change of Control the CoC Liquidation Amount, as applicable, the date of consummation of such Change of Control shall be deemed the Put Date and each Investor will be treated as having exercised its Pre-IPO Put Right and treated in accordance with this Section 2.1 and the other applicable sections of this Agreement, including Section 2.5 hereof.

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2.2 Post-IPO Put Right. If an IPO occurs on or prior to the Put Date, each Investor shall have the right but not the obligation to require the Company to purchase any or all of its then outstanding Subject Shares (the “Post-IPO Put Right” and, together with the Pre-IPO Put Right, the “Put Rights”) on the first Trading Day immediately after the Public Sale Date. The Post-IPO Put Right may be exercised by each Investor with respect to its Subject Shares by delivery of an Investor Put Notice to the Company during the Notice Period. The price per share of Common Stock payable by the Company to the Investor pursuant to the Post-IPO Put Right shall equal the Series C OIP (which, assuming such Investor exercises its Post-IPO Put Right with respect to all shares of Common Stock it held immediately following conversion of its then-outstanding Series C Preferred Stock, in the aggregate, would equal the Put Price of such Series C Preferred Stock that converted into such Common Stock), and such amount shall be payable no later than (15) days after the Public Sale Date as set forth in Section 2.5 (the date of payment, the “Post-IPO Payment Date” and, together with the Pre-IPO Put Payment Date, the “Put Payment Dates”). No Investor may exercise the Post-IPO Put Right prior to an IPO.

2.3 Post-IPO Change of Control. If (a) an IPO has occurred on or prior to the Put Date, (b) there is a Change of Control prior to the Public Sale Date, and (c) there has not yet occurred an applicable Put Termination Event, the Investors holding Subject Shares immediately prior to the consummation of such Change of Control shall be entitled to receive consideration per each such outstanding Subject Share then held by such Investor equal to the greater of (x) the consideration per share holders of Common Stock are entitled to receive pursuant to the definitive documentation for such Change of Control and (y) the Series C OIP (such greater amount, the “CoC Liquidation Amount”) (which, assuming such Investor exercises its Post-IPO M&A Right (as defined below) with respect to all shares of Common Stock it held immediately following conversion of its then-outstanding Series C Preferred Stock, in the aggregate, would equal the Put Price of such Series C Preferred Stock that converted into such Common Stock) (the entitlement to receive such amount, the “Post-IPO M&A Right”, and collectively with the Put Rights and the Put Note Right, the “Series C Rights”).

2.4 Put Termination Event. Notwithstanding anything to the contrary herein, the Series C Rights, other than with respect to any then-pending exercise of a Series C Right following receipt by the Company of an Investor Put Notice, shall automatically be terminated and null and void immediately upon a Put Termination Event applicable to such Investor or its Subject Shares that occurs on or prior to the Put Date or Public Sale Date, as applicable.

2.5 Put Closing.

(a) If an Investor timely exercises the applicable Put Right, then on the Put Date or Public Sale Date, as applicable, without any further action by the Company or the Investors that have exercised their Put Right, the Company shall be deemed to have issued to each such exercising Investor an unsecured note in an original principal amount equal to the amount payable by the Company to such Investor pursuant to the exercise of such Put Right, which note shall be senior in right of payment to all outstanding equity securities of the Company upon a Deemed Liquidation Event (as defined in the Restated Certificate) and shall accrue interest on the principal amount thereof beginning on the date of issuance at a rate of 10.0% per annum, accruing daily and compounding quarterly, which shall be computed on the basis of a year of 365 days for the actual number of days elapsed (each, a “Put Note”), except in the event that the issuance of a Put Note would cause a breach by the Company or any of its subsidiaries of any covenant(s) contained in any debt facility or similar agreement (whether existing on the date hereof or entered into subsequent to the date hereof, and including any refinancings thereof) absent an amendment or waiver of such covenant(s). The Put Note shall mature and be due and payable on the Put Payment Date

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(the “Put Note Right”). To the extent the Company fails to pay the principal amount of any Put Note on the Put Payment Date, interest shall begin accruing on such principal amount as of the day immediately following the Put Payment Date at a rate of 14.0% per annum, accruing daily and compounding quarterly, and shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Concurrently with the issuance of the Put Note, the applicable Subject Shares shall be deposited by the exercising Investor into an escrow account with a third-party determined by the Company and reasonably acceptable to the exercising Investors holding a majority of the then-outstanding Subject Shares then held by the exercising Investors, including each of the Lead Investor and Magnetar (as defined in the Purchase Agreement), to the extent the Lead Investor and/or Magnetar (or any of their respective Affiliates) is an exercising Investor (not to be unreasonably withheld, conditioned or delayed); provided, that, to the extent the Lead Investor and Magnetar (or any of their respective Affiliates) both are exercising Investors and the Company and the exercising Investors are unable to agree upon the identity of the escrow agent in accordance with the immediately preceding clause, each of the Lead Investor and Magnetar shall be entitled to nominate one Person to serve as the escrow agent (each, an “Escrow Agent Nominee”), and the Company shall choose one such Escrow Agent Nominee to serve as the escrow agent without further approval by the exercising Investors. Upon the payment in full in cash of the applicable Put Note, the Company and the applicable exercising Investors shall cause the escrow agent to transfer the applicable Subject Shares to the Company. If such Put Note is not paid in full in cash by the Put Payment Date, then the Company and the Investors (including the Lead Investor and Magnetar if both, or any of their Affiliates, are exercising Investors) shall instruct the escrow agent, or another third-party (if not an escrow agent selected as set forth in this Section 2.5(a)) acceptable to the exercising Investors holding a majority of the then-outstanding Subject Shares then held by the exercising Investors, including each of the Lead Investor (if an exercising Investor) and Magnetar (if it or any of its Affiliates is an exercising Investor), to liquidate the applicable Subject Shares at a price that is reasonably designed to maximize the aggregate proceeds from such sale. The proceeds of any such liquidation shall be distributed to the Investors whose Subject Shares were liquidated on a ratable basis based upon the number of Subject Shares with respect to which such Investors exercised the Put Right and shall correspondingly reduce the then-outstanding principal amount of each such Investors’ Put Notes. Each Put Note shall be treated on a pari passu basis with all other Put Notes.

(b) The Subject Shares shall, upon transfer to the Company following payment in full pursuant the Series C Rights, be free and clear of all Liens, and the exercising Investors shall deliver to the Company such instruments of transfer as shall reasonably be requested by the Company. The Company and such Investors shall be obligated to take all action or actions reasonably necessary or appropriate to complete or facilitate the sale of the Subject Shares pursuant to this Section 2, including execution of (i) a Put Option Irrevocable Exercise Notice in the form attached as Exhibit A hereto, and (ii) an escrow agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

3.1 Consents and Approvals. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement have been obtained, and the Company has the full right, power, authority and capacity to enter into and perform fully under this Agreement.

3.2 Valid And Binding Obligation. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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3.3 No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement does not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which the Company is a party, or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over the Company or the property of the Company.

4. Representations By Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, as follows:

4.1 Consents And Approvals. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Investor of this Agreement have been obtained, and such Investor has the full right, power, authority and capacity to enter into and perform fully under this Agreement.

4.2 Valid And Binding Obligation. This Agreement has been duly executed and delivered by such Investor, and constitutes a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement does not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which such Investor is a party, or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over such Investor or the property of such Investor.

5. Right of First Refusal. Following an IPO, if an Investor contemplates entering into a Permitted Transfer to a Direct Purchaser of all or a portion of its then-remaining Subject Shares (“Direct Purchase Subject Shares”) and desires the Series C Rights to Transfer to the Direct Purchaser with respect to those Direct Purchase Subject Shares (such transaction, a “ROFR Transaction”), such Investor must deliver written notice (a “Proposed Transfer Notice”) to the Company not later than thirty (30) days prior to the consummation of such ROFR Transaction. Such Proposed Transfer Notice shall, subject to any applicable confidentiality restrictions, contain the material terms and conditions (including price and form of consideration) of the ROFR Transaction, the identity of the prospective transferee and the intended date of closing of the ROFR Transaction. Each Investor unconditionally and irrevocably grants to the Company the right, but not an obligation, of the Company, or its transferees or assigns, to purchase some or all of the Subject Shares contemplated to be sold in the ROFR Transaction (the “Right of First Refusal”), on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of First Refusal under this Section 5, the Company must deliver a written notice to the selling Investor within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of Subject Shares to be purchased by the Company (the “Company Notice”). If the consideration proposed to be paid for the Subject Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by mutual agreement of the selling Investor and the Board of Directors of the Company (the “Board of Directors”) and as set forth in the Company Notice; provided, that if the selling

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Investor and the Board of Directors are unable to agree upon such fair market value within five (5) days after delivery of the Company Notice, the fair market value shall be determined by a qualified independent third party evaluator chosen by the Board of Directors in good faith. If the Company cannot for any reason pay for the Subject Shares in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith in accordance with the immediately preceding sentence and as set forth in the Company Notice. The closing of the purchase of the Subject Shares by the Company shall take place, and all payments from the Company shall have been delivered to the selling Investor, by the later of (a) the date specified in the Proposed Transfer Notice as the intended date of the ROFR Transaction; and (b) forty-five (45) days after delivery of the Proposed Transfer Notice. In the event the Direct Purchaser is unwilling to become a Party to this Agreement in connection with a ROFR Transaction, then the Series C Rights shall terminate with respect to the Direct Purchase Subject Shares upon the Transfer thereof to the Direct Purchaser.

6. RP Exception. So long as at least 20% of the Subject Shares issued pursuant to the Purchase Agreement are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate) the written consent or affirmative vote of at least 90% of the then-outstanding Subject Shares with respect to which the Series C Rights hereunder have not been terminated pursuant to the terms of this Agreement, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be ultra vires, null and void ab initio, and of no force or effect:

6.1  enter into (or permit any subsidiary to enter into) any debt facility or similar agreements (whether existing on the date hereof or entered into subsequent to the date hereof, and in each case including any refinancings thereof, but excepting (1) that certain Credit Agreement as of July 30, 2023 among CoreWeave Compute Acquisition Co II, LLC, as borrower, the lenders party thereto from time to time and U.S. Bank National Association, as depository bank and U.S. Bank Trust Company, National Association as administrative agent and collateral agent and that certain Credit Agreement as of May 2024 among CoreWeave Compute Acquisition Co. IV, LLC, as borrower, the lenders party thereto and a depository bank and an administrative agent and collateral agent (together, the “Specified Debt Facilities”) prior to the earlier of (i) with respect to the amounts owed to the Coatue Investors (as defined in the Third Amended and Restated Investor Rights Agreement dated as of even date herewith, by and among the Company and certain of its stockholders (the “Rights Agreement”)) under this Agreement, the maturity date of the Specified Debt Facilities as of the date hereof and (ii) the repayment in full of such Specified Debt Facilities and (2) any such facility or agreement consisting of indebtedness incurred in the ordinary course of business with respect to (A) capital lease programs and equipment and vendor financing arrangements, (B) seller financing consisting of indebtedness incurred in connection with acquisitions in favor of the sellers of such assets; provided, that the principal amount of such seller financing is not greater than the purchase price of such assets acquired, (C) cash management or treasury arrangements, (D) interest rate hedging or swap arrangements and (E) bilateral letter of credit arrangements), unless an express exception to any covenant contained therein which governs restricted payments that may be made from time to time by the Company or any of its subsidiaries, which exception expressly permits the Company and its subsidiaries to make or pay a dividend to satisfy the Series C Rights in accordance with this Agreement (the “RP Exception”); provided, that such RP Exception shall not require such payment or dividend (a) in the event that (i) a default then-exists or (ii) would result from the making of any such dividend or restricted payment under any such debt facilities or agreements or (b) except with respect to the Specified Debt Facilities, to the extent the aggregate amount of such dividends or restricted payments exceed an amount equal to the gross proceeds received by the Company from any equity offerings from and after the IPO, if any, plus the amount of the Company’s retained earnings.

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7. Miscellaneous.

7.1 Term. This Agreement shall automatically terminate upon the earlier of (a) the consummation of a Change of Control in which all Subject Shares are redeemed or paid in accordance with the Restated Certificate or Section 2.3 hereof, as applicable, (b) the Public Sale Date and (c) upon a Put Termination Event under clause (b) of the definition thereof; provided in the cases of the foregoing clauses (b) and (c) the provisions of Section 2 hereof will continue to the extent necessary until satisfaction of all outstanding Put Notes. In addition, this Agreement will automatically terminate with respect to (a)(i) any particular Investor upon such time as the Investor holds no Subject Shares, or (ii) in the event of a ROFR Transaction, any particular Direct Purchaser upon such time following such Direct Purchase as the Direct Purchaser holds no Subject Shares and (b) with respect to any Subject Share, such time that the Investor or its transferee in a Permitted Transfer Transfers such Subject Share other than pursuant to a Permitted Transfer.

7.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

7.3 Dispute Resolution. Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

7.4 Costs of Enforcement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this section. If notice is given to the Company, it shall be sent to the address set forth on the Company’s signature page hereto with a copy (which shall not constitute notice) to Fenwick & West LLP, 555

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California St #12, San Francisco, CA 94104, Attn: Michael Brown, Morgan Sawchuk, Email:, and McGrath North Mullin & Kratz, PC LLO, 1601 Dodge Street, Suite 3700, Omaha, NE 68102, Attn: Jason D. Benson.

7.6 Entire Agreement. This Agreement (including, the Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.7 Delays or Omission. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.8 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than as otherwise provided herein) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, and (b) the holders of the Series C Majority. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, modification, termination or waiver applies to all Investors in the same fashion, and (ii) Schedule A hereto may be amended by the Company from time to time (A) in accordance with the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement), (B) to reflect any new Investors that become party to this agreement in accordance with Section 7.9, and (C) to reflect the termination of any Put Rights with respect to Subject Shares pursuant to a Put Termination Event or pursuant to Section 7.9, without the consent of the other parties hereto. Notwithstanding the foregoing, any Investor may waive or amend a right hereunder as it pertains solely and exclusively to itself without obtaining the consent of any other Investor. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one (1) or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.9 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(b) Each Subject Share and the Series C Rights with respect to such Subject Share (each such combination of a Subject Share and the Series C Rights with respect thereto, a “Unit”) are part of a Unit and may not be separately Transferred, but may only be Transferred together as part of a Unit; provided, that the Subject Shares may be transferred separate from the Series C Rights (i) in the event a Direct Purchaser does not become a party to this Agreement in connection with a ROFR Transaction in accordance with Section 5 or (ii) in connection with a Put Termination Event under clause (a) of the definition thereof with respect to such Subject Share(s).

(c) The rights and obligations of the Investors hereunder are not assignable without the Company’s written consent, except pursuant to a Permitted Transfer.

(d) Any such assignment, including an assignment contemplated by the preceding clause 2 shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee and thereafter such assignee shall be deemed an “Investor” for all purposes hereunder. Any Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

(e) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company or as otherwise set forth herein, the obligations of the Company hereunder may not be assigned under any circumstances.

7.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series C Preferred Stock after the date hereof, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

7.12 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.15 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Parties shall be entitled to specific performance of the agreements and obligations of each other hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

10

7.16 Legend. Each certificate, instrument, or book entry representing Subject Shares shall be endorsed with the following legend, which shall be in addition to any other legend required by the Rights Agreement:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A PUT OPTION AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 7.16 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

7.17 Third-Party Beneficiaries. The parties hereto acknowledge and agree that Magnetar is an express third party beneficiary of the terms of this Agreement applicable to Magnetar, and Magnetar shall have the right to enforce such provisions as if it were a party hereto.

[SIGNATURE PAGE FOLLOWS]

11

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

COMPANY:

COREWEAVE, INC.,
a Delaware corporation

/s/ Michael Intrator
(Signature)

Name:	Michael Intrator

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

COATUE TACTICAL SOLUTIONS PS HOLDINGS AIV 8 LP

By: Coatue Structured Fund GP LLC, its general partner

/s/ Zachary Feingold
(Signature)

Name: Zachary Feingold

Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR TECHNOLOGY FUND

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

FIDELITY SELECT PORTFOLIOS:
SELECT TECHNOLOGY PORTFOLIO

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND IV:
VIP TECHNOLOGY PORTFOLIO

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY BLUE CHIP GROWTH FUND

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY BLUE CHIP GROWTH K6 FUND

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

FIDELITY BLUE CHIP GROWTH INSTITUTIONAL TRUST
By its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND:
FIDELITY SERIES BLUE CHIP GROWTH FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

FLAM TARGET DATE BLUE CHIP GROWTH COMMINGLED POOL
By: Fidelity Institutional Asset Management Trust Company, as Trustee

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY DESTINY PORTFOLIOS:
FIDELITY ADVISOR DIVERSIFIED STOCK FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY FOUNDERS INVESTMENT TRUST:
By its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY CONCORD STREET TRUST:
FIDELITY FOUNDERS FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

FIDELITY CANADIAN GROWTH COMPANY FUND
By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY SPECIAL SITUATIONS FUND
By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY GLOBAL INNOVATORS INVESTMENT TRUST
By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY NEW MILLENNIUM FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

VARIABLE INSURANCE PRODUCTS FUND III:
VIP GROWTH OPPORTUNITIES PORTFOLIO

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY ADVISOR SERIES I:
FIDELITY ADVISOR SERIES GROWTH
OPPORTUNITIES FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY U.S. GROWTH OPPORTUNITIES INVESTMENT TRUST
By: its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

FIDELITY NORTHSTAR FUND – SUB D
by its manager Fidelity Investments Canada ULC

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY SERIES GROWTH COMPANY FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST:
FIDELITY GROWTH COMPANY FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

FIDELITY MT. VERNON STREET TRUST:
FIDELITY GROWTH COMPANY K6 FUND

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

FIDELITY VENTURE CAPITAL FUND I LP
By: Fidelity Diversifying Solutions LLC as Investment Manager

/s/ Chris Maher
(Signature)

Name:	Chris Maher
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

LONGHORN SPECIAL OPPORTUNITIES FUND LP
By: Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)

Name:	Karl Wachter
Title:	General Counsel

MAGNETAR CONSTELLATION MASTER FUND, LTD.
By: Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)

Name:	Karl Wachter
Title:	General Counsel

MAGNETAR CAPITAL MASTER FUND, LTD.
By: Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)

Name:	Karl Wachter
Title:	General Counsel

CW OPPORTUNITY 2 LP
By: Magnetar Financial LLC, investment manager

/s/ Karl Wachter
(Signature)

Name:	Karl Wachter
Title:	General Counsel

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

LYKOS SPECIAL OPPORTUNITIES FUND I, LLC

/s/ Nicholas Laster
(Signature)

Name:	Nicholas Laster
Title:	Managing Member
Address:

LYKOS SPECIAL OPPORTUNITIES FUND, LLC

/s/ William Anderson
(Signature)

Name:	William Anderson
Title:	Authorized Signatory
Address:

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

BSOF MASTER FUND L.P.
By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

/s/ Jack Pitts
(Signature)

Name:	Jack Pitts
Title:	Authorized Person

BSOF MASTER FUND II L.P.
By: Blackstone Strategic Opportunity Associates L.L.C., its general partner

/s/ Jack Pitts
(Signature)

Name:	Jack Pitts
Title:	Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

MATRIX HOLDINGS ITI DE L.P.
By: BTO Holdings Manager IV L.L.C., its general partner
By: BTO DE GP-NQLLL.C., its sole member

/s/ Christopher James
(Signature)

Name:	Christopher James
Title:	Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

ALIMETER PARTNERS FUND, L.P.
By: Altimeter General Partner, LLC, its General Partner

/s/ Brad Gerstner
(Signature)

Name:	Brad Gerstner
Title:	Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

JANE STREET GLOBAL TRADING, LLC

/s/ James B. Dieterich
(Signature)

Name:	James B. Dieterich
Title:	Authorized Person

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

THE ERIC AND WENDY SCHMIDT FUND FOR STRATEGIC INNOVATION

/s/ Mandy Quach
(Signature)

Name:	Mandy Quach
Title:	Treasurer

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ Maria Seferian
Maria Seferian

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ Harrison Reinisch
Harrison Reinisch

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ Joon Hur
Joon Hur

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ Eric Haskel
Eric Haskel

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ Jason Brooks Van Horn
Jason Brooks Van Horn

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ John Luke Keel
John Luke Keel

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Agreement to be duly executed and delivered as of the date first written above.

INVESTOR:

/s/ Frances E. Babb
Frances E. Babb

SCHEDULE A

INVESTORS

EXHIBIT A

PUT OPTION EXERCISE IRREVOCABLE NOTICE FORM

(To be signed only upon exercise of the applicable Put Right)

To: CoreWeave, Inc. (the “Company”)

This Put Option Irrevocable Exercise Notice is delivered pursuant to the exercise of the applicable Series C Right set forth in that certain Put Option Agreement, dated as of May 16, 2024, by and among the Company, the undersigned Investor and the other parties thereto (the “Put Option Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Put Option Agreement.

1. Put Exercise. _____________________ (“Specified Holder”) hereby irrevocably notifies the Company of the following exercise of Specified Holder’s applicable Series C Right pursuant to the Put Option Agreement to sell Subject Shares to the Company.

1.1 Put Election. Specified Holder hereby confirms that the exercise of the Series C Right is being made with respect to the Sections of the Put Agreement set forth below (please check all that apply):

☐ Pre-IPO Put Right.

☐ Post-IPO Put Right.

☐ Post-IPO M&A Right.

1.2 Put Exercised Subject Shares. Specified Holder hereby exercises the applicable Series C Right with respect to the following Subject Shares held by Specified Holder:

Number of Shares of [Series C Preferred Stock][Class A Common Stock]:  _________________ (the “Exercised Subject Shares”).

2. Put Purchase Price. The Exercised Subject Shares shall have a per share exercise price equal to the [Put Price]1[Series C OIP]2 (the “Put Exercise Price”).

3. Delivery. In order to exercise the applicable Series C Right, Specified Holder must deliver to the Company (a) this duly completed and executed Put Option Irrevocable Exercise Notice and (b) the stock certificate(s) (as applicable, and if in Specified Holder’s possession) representing the Exercised Subject Shares. The Company shall pay the Put Exercise Price for the Exercised Subject Shares in accordance with the Put Option Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE SPECIFIED HOLDER. Specified Holder hereby represents and warrants to the Company that:

4.1 Title to Shares. Immediately prior to the date set forth below next to Specified Holder’s signature, Specified Holder had valid marketable title to the number of the Exercised Subject Shares to be transferred under the applicable Series C Right, free and clear of any pledge, lien, security

[1]	NTD: To be used for Pre-IPO Put Right.
[2]	NTD: To be used for Post-IPO Put Right / Post-IPO M&A Right.

interest, encumbrance, claim, equitable interest or any other restriction (including any restriction on the right to vote or otherwise dispose of the Exercise Subject Shares but excluding any such restriction set forth in the Put Option Agreement or the Company’s Bylaws).

4.2 Authority. Specified Holder has full legal right, power and authority to enter into and perform its obligations under the Put Option Agreement and this Put Option Irrevocable Exercise Notice and to exercise the applicable Series C Right. This Put Exercise Notice constitutes a valid and binding obligation of Specified Holder, enforceable in accordance with its terms. The performance of the transactions contemplated hereby do not and will not violate any provision of applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under or from, any indenture, lease, agreement or other instrument to which Specified Holder is a party, or any decree, judgment, order, statute, rule or regulation applicable to Specified Holder, or any governmental or third person.

4.3 Disclosure. Specified Holder acknowledges (a) that it is choosing to exercise the Series C Right without reliance on any information or assurance (positive or negative) from the Company and (b) that Specified Holder does not have full access to all material information regarding the Company and its business, operations, assets, properties, liabilities, financial conditions and prospects that Specified Holder may wish to consider when making a decision with respect to the exercise of the applicable Series C Right. Specified Holder understands that the Company’s plans for the future, if successful, may result in the Company’s capital stock becoming significantly more valuable and that the future value of the Subject Shares could far exceed the Put Exercise Price. Specified Holder has independently and without reliance upon the Company, and based on such information and the advice of such advisors as Specified Holder has deemed appropriate, made his, her or its own analysis and decision to exercise the applicable Series C Right and sell its Subject Shares (including with respect to Specified Holder’s tax consequences of selling any Subject Shares pursuant to the applicable Series C Right).

4.4 No Reliance. Specified Holder acknowledges and agrees that neither the Company, nor any of its stockholders, officers, directors, employees, or agents have (a) acted as an agent, finder or broker for Specified Holder or its agents with respect to the offer, purchase and/or sale of the Subject Shares or (b) made any representations or warranties of any kind, express or implied, to Specified Holder or its agents in connection with the offer, purchase and/or sale of the Subject Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned party has caused this Put Option Irrevocable Exercise Notice to be duly executed and delivered as of the date first written above.

INVESTOR:

[ ]

(Signature)

Name:

Title: